Exhibit 10.21

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made as of the Effective Date (as defined herein), by and between deCODE Chemistry Inc., an Illinois corporation (“Seller”), and WOODRIDGE HOLDINGS LLC, an Oregon limited liability company or its assigns (“Buyer”).

RECITALS:

A.                                   Seller is the owner of that certain improved real property located at 2501 W. Davey Road, Woodridge, Will County, Illinois 60517, and more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”). Under the terms of this Agreement, the Property shall also be deemed to include all improvements, transferable mineral rights, assignable development rights, air rights, sewer rights, fixtures, Seller’s interest in signs and signage rights, heating, ventilation and air-conditioning systems, elevator systems, easements, rights-of-way, appurtenances and assignable permits, authorizations, licenses, warranties, and Service Contracts (as defined below) pertaining thereto and all fixtures actually owned by Seller thereon. Notwithstanding the foregoing, it is agreed and understood that those items of property and equipment described on Exhibit “B” attached hereto and made a part hereof are not included in the sale and will be retained by Seller.

B.                                     Buyer now desires to purchase from Seller, and Seller now desires to sell to Buyer, the Property.

NOW, THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.                                       Purchase and Sale.  Seller hereby agrees to sell, and Buyer hereby agrees to buy, the Property upon the terms and conditions set forth herein.

2.                                       Purchase Price.  The “Purchase Price” for the Property will be Twenty-Five Million Dollars ($25,000,000). Concurrent with the opening of Escrow (as defined below), Buyer shall deposit with Escrow Holder (as defined below) a promissory note (“Note”) signed by Terrell Group Management LLC, an affiliate of Buyer in the form attached hereto as Exhibit “C” and made a part hereof in the amount of One Hundred Thousand Dollars ($100,000) which Note will be converted to cash upon delivery by Buyer of the Due Diligence Contingency Satisfaction Notice (as defined below). The cash proceeds of the Note are to be held in an interest-bearing account, with any interest accruing thereon while held in Escrow being added to said sum (collectively, the “Deposit”). The Deposit will be returned to Buyer if Buyer does not deliver the Due Diligence Contingency Satisfaction Notice prior to the Due Diligence Contingency Date (as defined below), but shall otherwise be nonrefundable to Buyer. At least one (1) business day prior to the Closing Date, Buyer will deposit with Escrow Holder the balance of the Purchase Price, plus Buyer’s share of prorations and closing costs described below, by means of federal wire transfer or other method satisfactory to Escrow Holder so that immediately available funds will be available to Escrow Holder for the benefit of Seller at the opening of business on the Closing Date.

3.                                       Escrow.

(a)                                  No later than two (2) business days following the parties’ execution of this Agreement, the parties shall proceed to open an escrow (“Escrow”) with Chicago Title Insurance Company (the “Escrow Holder”), by depositing therein a fully-executed original of this Agreement along with the Deposit from Buyer. Buyer and Seller shall execute any further standard escrow instructions reasonably required by Escrow Holder; provided, this Agreement shall control in the event of any inconsistency between this Agreement and such additional escrow instructions.

(b)                                 Buyer and Seller hereby agree that the Escrow Holder will be the “real estate reporting person” for purposes of this Agreement, if necessary, pursuant to Internal Revenue Code (“IRC”) Section 6045(e).

4.                                       Delivery of Title.  Prior to the Closing Date, Seller shall deposit with Escrow Holder a duly executed and acknowledged Statutory Form of Special Warranty Deed in the form attached hereto as Exhibit “D” and made a part hereof, conveying the Property to Buyer subject only to: (a) a lien to secure payment of real estate taxes and assessments, not delinquent; (b) all matters of record not disapproved by Buyer, as described in Paragraph 5 below; and (c) any tenant leases not disapproved by Buyer affecting the Property. Notwithstanding the foregoing, any monetary liens encumbering the Property, other than non-delinquent real estate taxes and assessments, shall be removed from title or bonded against by Seller on or before the Closing (as defined below), at Seller’s sole cost and expense, unless otherwise agreed to or waived by Buyer in writing. Title shall be evidenced by the issuance at the Closing, by the Title Company, of an extended ALTA owner’s policy of title insurance (the “Title Policy”) in the amount of the Purchase Price showing title to the Property vested in Buyer. Buyer shall pay the difference between the cost of a standard form owner’s policy of title insurance and the cost of the Title Policy and, except the cost of any required survey, shall satisfy any Title Company requirements in connection therewith.

5.                                       Due Diligence Contingency Date.  Buyer shall have until 5:00 p.m. on the date that is thirty (30) days after the Effective Date (the “Due Diligence Contingency Date”) to notify Seller, by notice to Seller and Escrow Holder, in writing, that Buyer is satisfied with its review of the Property (the “Due Diligence Contingency Satisfaction Notice”). Unless such notice is delivered by the Due Diligence Contingency Date, this Agreement shall automatically terminate, Escrow Holder shall return the Deposit to Buyer, and neither party hereto shall have any further rights or obligations hereunder (except as otherwise expressly provided herein).

(a)                                  Title.  Buyer shall have until the Due Diligence Contingency Date to disapprove in writing the legal description of the Property attached hereto as Exhibit “A”, along with any matters of title as disclosed by a current standard preliminary title report or title commitment issued by the Title Company and legible copies, if obtainable, of the recorded documents referred to in such preliminary title report or title commitment, all of which shall be delivered to Buyer promptly following the opening of Escrow or by the survey to be provided by Seller.

(b)                                 Review of Documents.  Seller shall promptly deliver to Buyer, legible copies of the following information with respect to the Property to the extent in Seller’s possession:

(i)                                     All Leases and any amendments and/or modifications thereto, including a current rent roll for the Property;

(ii)                                  The monthly income and expense records for the Property for the period of time which is two (2) years prior to the Effective Date (including property tax bills), in the form customarily maintained by Seller and to the extent same are available to Seller;

(iii)                               Certificates of occupancy and any other governmental permits or entitlements in Seller’s possession relating to the Property, if any;

(iv)                              All service contracts and other agreements in Seller’s possession relating to the operation of the Property (collectively, the “Service Contracts”), if any;

(v)                                 Copies of any existing Survey and/or plans and specifications regarding the Property which are in Seller’s possession, if any;

(vi)                              Estoppel Certificate for the Lease (as defined herein), which shall be substantially in the form of Exhibit “E” attached hereto and incorporated herein by this reference.

(vii)                           Copies of the working drawings and “as built” drawings relating to all improvements to the Property within the possession or control of Seller.

(viii)                        All information within the possession or control of Seller relating to the environmental condition of the Property including all environmental reports prepared for Seller or any affiliate of Seller;

(ix)                                Any appraisals of the Property within the possession or control of Seller or any affiliate of Seller;

(x)                                   Copies of all proposals and reports, studies, plans, permits, specifications and drawings relating to the Property within the possession or control of Seller or any affiliate of Seller;

(xi)                                An inventory of all personal property used or useful in the operation of the Property;

(xii)                           The existing ALTA survey of the Property prepared by Spaceco Inc. dated May 23, 2002.

(xiii)                        Copies of all insurance policies of Seller relating to the Property.

Seller agrees to deliver the above-referenced documents to Buyer within seven (7) days after the Effective Date. If this Agreement is terminated for any reason, Buyer covenants to immediately return to Seller all documentation theretofore delivered to Buyer by or on behalf of Seller, and Buyer shall also deliver to Seller, promptly upon Buyer’s receipt, copies of any and all reports, studies, Surveys or similar matters commissioned by Buyer with respect to the Property.

(c)                                  Inspections and Studies.  Buyer shall have until the Due Diligence Contingency Date to conduct inspections, economic feasibility analyses, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, Hazardous Materials (as defined below), engineering tests, surveys, and soils, seismic and geological reports with respect to the Property (including all structural and mechanical systems, and leased areas), as Buyer may elect to make or obtain. All such inspections, tests and studies shall be at Buyer’s sole cost and expense. Buyer and its consultants shall have the right to enter upon the Property, following the opening of Escrow and until the Due Diligence Contingency Date, to conduct such inspections, tests and studies; provided, that such entry onto the Property shall not interfere with any tenant’s or Seller’s quiet enjoyment of the Property and shall be conducted, in accordance with all Applicable Law (as defined below), only following prior reasonable notice to Seller’s local property manager to permit such property manager to accompany any such entry. Buyer assumes all risk and expense relating to Buyer’s entry on the Property, and Buyer hereby agrees to indemnify, defend (with counsel reasonably acceptable to Seller), protect and hold Seller and Seller’s officers, directors, shareholders, partners (either general or limited), employees, agents and representatives (collectively, “Seller’s Agents”), as well as the Property, harmless from and against any and all claims, liabilities, damages, costs or expenses resulting from said inspections, including, without limitation, reasonable attorneys’ fees and costs, and court costs. The indemnification obligations of Buyer set forth in this Paragraph 5(c) shall survive the Closing or any expiration or earlier termination of this Agreement. Prior to Buyer entering the Property to conduct the inspections and tests described above, Buyer, at Buyer’s sole cost and expense, shall cause each of its agents and contractors to obtain and maintain, and deliver to Seller, evidence of general liability and workmen’s compensation insurance in such commercially reasonable limits as requested by Seller, and naming Seller as an additional insured party and which insurance shall provide coverage against claim for personal injury or property damage caused or incurred by Buyer or its agents, employees or contractors in connection with such inspections and tests. If for any reason Buyer does not complete the purchase of the Property from the Seller, Buyer shall deliver to Seller copies of all inspection, test and study reports which it has obtained in connection with the Property without cost to Seller.

(d)                                 Leaseback                                        During the period from the Effective Date until the Due Diligence Contingency Date, Buyer and Seller shall exercise their best efforts to negotiate and agree upon a lease of the Property to Seller (the “Lease”) and upon the form and substance of a Letter of Credit securing Seller’s obligations under the Lease. The Lease will be guaranteed by

MediChem Life Sciences, Inc. and by deCODE Genetics, Inc. (collectively “Guarantor”). The Lease will be an absolute net lease, with Seller responsible for the payment of all expenses relating to the Property, including but not limited to structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes and repairs which may be required to keep all parts of the Property in good repair and condition, and all other expenses relating to the Property, including but not limited to all taxes, insurance, utilities, all maintenance, roofing, glass, structural repair costs, site and site utilities, landscaping, HVAC, structural members, modifications or changes mandated by any regulatory authority having jurisdiction over the Property, all to be paid directly by Seller as tenant. The Property will be leased in an AS IS – Where Is Condition With All Faults, with no warranty or representation of any kind, express or implied, pertaining to the Property, the condition thereof (environmental or otherwise), the value thereof or any other matter pertaining to the Property. The Lease will include such customary provisions relating to insurance to be provided by the tenant and mutually acceptable to Seller, Buyer and Buyer’s Lender. The Lease will provide for base monthly rent of One Hundred Sixty-Three Thousand Eighty Three and 33/100 Dollars ($163,083.33) over an initial term of seventeen (17) years, with annual rent increases of two and one half percent (2.5%). Seller will have two (2) five (5) year renewal options each at the then prevailing market rate for properties used for purposes similar to the current use of the Property by tenants similar to Seller. The Letter of Credit will be in effect for the first ten (10) years of the term of the Lease. The Letter of Credit shall be for an initial term of not less than one (1) year and shall from time to time, be renewed and remain in full force and effect until the end of the tenth Lease Year. The Letter of Credit will be in the amount of $5,000,000. At such time as deCODE Genetics, Inc.’s consolidated financial statements (as reported to the Securities and Exchange Commission on the form 10 Q filed by deCODE Genetics) establishes that deCODE Genetics, Inc. has operated at a cumulative net profit during any four (4) consecutive quarterly periods during the Term, the amount of the Letter of Credit shall be reduced to $4,000,000. Upon the occurrence of an event of default under the terms of the Lease and termination of tenant’s right to occupy the Property under applicable law, Buyer will have the right to draw the entire balance of the Letter of Credit. The cash proceeds from the Letter of Credit will be maintained in a separate interest bearing account, with the interest added to and made a part of the separate account. Buyer may withdraw funds from this account from time to time to reimburse Buyer for any losses relating to the default, including but not limited to lost rent and retenanting costs for the Property. If Buyer’s damages as a result of the default are less than the cash proceeds of the Letter of Credit, the remaining balance in the separate account shall be paid to Seller. If Buyer’s damages as a result of the default are more than the cash proceeds of the Letter of Credit, the tenant and Guarantor’s liability for damages will not, however, be limited to the amount of the Letter of Credit but shall include all damages actually suffered by Buyer as a result of the uncured event of default. Seller, as tenant, shall have the right, under the terms of the Lease, to build out, at Seller’s sole expense, up to 28,000 square feet of lab expansion space existing within the building. Buyer shall have the right, but not the obligation, to purchase the tenant improvements and lease back to Seller at an effective rate comparable to the rate applicable to the improved built-out space at the Property, or upon such other terms as the parties may mutually agree.

(e)                                  Ground Lease Right.  As part of the Lease, Seller, as tenant shall have the option during the first five years of the Term (“Ground Lease Right”) to enter into a separate ground lease for approximately 4.5 acres of buildable land which is currently landscaped undeveloped land on the Property (the “Ground Lease Parcel”). The approximate location of the Ground Lease Parcel is depicted on Exhibit “E” attached hereto. Upon Seller request, the Ground Lease Parcel shall be removed from the leased Property. Seller as Ground Lessee and Buyer as Ground Lessor shall enter into a Ground Lease (the “Ground Lease”) for the Ground Lease Parcel. The Ground Lease shall contain terms and conditions common to ground leases upon which the tenant intends to build a new structure and shall contain the following specific terms: (a) the term of the Ground Lease shall be twenty (20) years with five (5) five consecutive (5) year renewal options; (b) the initial rent will be an amount equal to eight percent (8%) of the “then current land value” of the Ground Lease Parcel as of the date of exercise of the Ground Lease Right, (and the “then current land value” shall be an amount equal to $6.00 per square foot as of the commencement date of the Lease, and increase 2.5% per year from the commencement date of the Lease until the exercise of the Ground Lease Right [for example, if the then current land value of the Ground Lease Parcel is $6.00 per square foot, the 4.5 acre Ground Lease Parcel would be worth $1,176,120 and the annual rent would be $94,090 ($1,176,120 x 8%)]; and (c) the Ground Lease will be guaranteed in the same manner as the Lease, but there shall be no letter of credit nor security deposit. If Seller, as tenant, has not exercised the Ground Lease Right within five (5) years after the commencement date of the Lease, Seller may remove the Ground Lease Parcel from the Lease and sell the Ground Lease Parcel, provided, however, that prior to removal of the Ground Lease Parcel, Buyer shall offer the Ground Lease Parcel to Seller, as tenant by written notice to Seller. The written notice shall set forth the price and terms pursuant to which Buyer is willing to sell the Ground Lease Parcel. If Seller does not, within thirty (30) days after the date of the notice, accept the offer, Buyer may proceed to sell the Ground Lease Parcel upon any terms acceptable to Buyer, free and clear of any claim of Seller, as tenant under the terms of the Lease, provided, however, that Buyer may not sell the Ground Lease Parcel for a price that is less than ninety percent (90%) of the price set forth in the written notice to the Seller, as tenant without providing a new notice and offer to Seller to buy the Ground Lease Parcel for such new price (‘revised offer”), and Seller shall have an additional thirty (30) days in which to accept the revised offer and further provided, if Buyer has not sold the Ground Lease Parcel within two (2) years of the date of the notice to Seller, before Buyer can sell the Ground Lease Parcel, Buyer must begin the sale process again by a new notice to Seller.

(f)                                    Financing Contingency.  Buyer shall have sixty (60) days from the date Buyer delivers the Due Diligence Contingency Satisfaction Notice (the “Finance Contingency Date”) to notify Seller, by notice to Seller and Escrow Holder, in writing, that Buyer has obtained financing for its purchase of the Property, satisfactory to Buyer in Buyer’s sole discretion (the “Finance Contingency Satisfaction Notice”). Unless such notice is delivered by the Finance Contingency Date, this Agreement shall automatically terminate, Escrow Holder shall release the Deposit to Buyer, and neither party hereto shall have any further rights or obligations hereunder (except as otherwise expressly provided herein).

6.                                       Costs and Prorations.  All rents, deposits, taxes, utilities and other payments by or actually to Seller relating to the Property shall be prorated as of the midnight preceding the Closing on either a 365-day year or a 30-day month, whichever is most convenient for Escrow Holder. It is agreed that since Seller is obligated to pay all real estate taxes during the term of the Lease, there shall be no proration at Closing for real estate taxes for 2006 or 2007 and such taxes shall be paid by Seller as tenant before the due date and in the manner provided for in the Lease. Any security deposits, cleaning deposits, and/or prepaid rents actually held by Seller and not applied shall be credited to Buyer. Seller shall be responsible for paying the premium for the standard portion of the Title Policy, and Buyer shall be responsible for paying any costs associated with any extended ALTA Title Policy requested by or for the benefit of Buyer or any other endorsements. If Seller is required by the Title Company to obtain a new Survey of the Property in order to issue the Title Policy without any survey objections, the costs of the new Survey shall be the responsibility of Seller. Buyer and Seller shall each pay one-half (1/2) of any Escrow fees. Documentary transfer taxes, conveyance taxes and/or any sales taxes, as well as all recording fees or charges for the deed or release of existing mortgages or liens, are also the responsibility of Seller. All other costs and expenses not specifically allocated herein shall be paid in accordance with the custom of the County in which the Property is located. Seller shall pay a real estate commission equal to four percent (4%) of the Purchase Price, payable one half (1/2) to Buyer’s agent, Joe DeJager and Monte Haynes of GVA Kidder Matthews (“Buyer’s Broker”), and one half (1/2) to Seller’s agent Sandra Griggs and Chris Crnkovich of GVA Williams (“Seller’s Broker”).

7.                                       Closing Documents and Conditions; and Closing.

(a)                                  Following the opening of Escrow, Seller shall operate and maintain the Property in the ordinary course of business (consistent with Seller’s prior practice), reasonable wear and tear excepted and will not enter into any new agreements affecting the Property through and until the Closing. The Closing (“Closing” or “Closing Date”) shall occur no later than fifteen (15) days after issuance of the Finance Contingency Satisfaction Notice.

(b)                                 As conditions precedent to Seller’s obligations under this Agreement (unless otherwise waived, in writing, by Seller), and before the Closing Date, Buyer shall deliver to Escrow Holder: an executed closing, settlement or disbursement statement prepared by Escrow Holder and reasonably agreed to by Seller; the balance of the Purchase Price to Escrow Holder, to which the Deposit has already been applied, pursuant to Paragraph 2 above; and such other documents as may be reasonably required by Escrow Holder and/or the Title Company in order to consummate the transaction contemplated by this Agreement.

(c)                                  As conditions precedent to Buyer’s obligations under this Agreement (unless otherwise waived, in writing, by Buyer), and on the Closing Date, Seller shall deliver to Buyer: possession of the Property, subject to any leases approved by Buyer; and to Escrow Holder, on or before the Closing Date: the executed, original statutory form Special Warranty Deed, an executed closing statement prepared by Escrow Holder; the Estoppel Certificate if not previously delivered to Buyer; the executed, original Assignment and Assumption of Leases and Security Deposits, in the form attached hereto as Exhibit “G”; the executed, original Assignment and Assumption of Service Contracts for the Property, which shall be substantially in the form of Exhibit “H” attached hereto and incorporated herein by this reference; a FIRPTA Certificate (as defined below), which shall be substantially in the form of Exhibit “I” attached hereto and incorporated herein by this reference; and such other documents as may be reasonably required by Escrow Holder in order to consummate the transaction contemplated by this Agreement.

(d)                                 Unless otherwise mutually agreed to by Seller and Buyer in writing, and notwithstanding the Closing Date set forth in Paragraph 1 above, the “Closing” of this transaction shall mean, and shall be conclusively deemed to occur on, the date the Escrow Holder is prepared to issue the Title Policy and record the Warranty Deed in the County Recorder’s Office of the County in which the Property is located and Escrow Holder concurrently releases the Purchase Price to Seller.

(e)                                  If either party desires to transfer the Property through an exchange transaction under Internal Revenue Code Section 1031 (the “Exchanging Party”), the other party (the “Other Party”) agrees to cooperate with such exchange so long as (a) the Other Party bears no expense in connection with such cooperation, (b) the Other Party incurs and assumes no additional risk or liability, (c) the exchange will not result in any impairment or restriction of any remedies or rights of the Other Party, (d) the Closing is not delayed as a result of the exchange, and (e) the Other Party is not required to take or hold title to any exchange property. The Exchanging Party shall indemnify, protect, hold harmless and defend the Other Party from and against any and all claims, damages, costs, liabilities, losses and expenses (including reasonable attorney fees) arising out of the exchange transaction. This indemnity shall survive the Closing.

8.                                       Damage or Destruction and Condemnation.  If all or any portion of the Property is damaged or destroyed prior to the Closing, or if any condemnation or eminent domain proceedings (the “Proceedings”) are instituted or threatened by written notice against the Property after the Contingency Date but prior to the Closing, and the costs of repair or reconstruction or the extent of the Proceedings are reasonably estimated to be in excess of One Million Dollars ($1,000,000), Buyer or Seller shall have the right to terminate this Agreement by giving written notice thereof to the other party within five (5) business days after Seller notifies Buyer of the event of any damage or destruction or the Proceedings, whereupon neither Buyer nor Seller shall have any further rights or obligations hereunder following the return of the Deposit to Buyer (except as otherwise provided herein). If Neither Seller or Buyer terminates this Agreement, as aforesaid, this Agreement shall continue in full force and effect without modification or reduction in the Purchase Price.

9.                                       Representations and Warranties.

(a)                                  Seller hereby represents and warrants to Buyer that Seller is a duly formed and validly existing Illinois corporation, maintaining a place of business in Woodridge, Illinois.

(b)                                 Buyer hereby represents and warrants to Seller that Buyer is a duly formed and validly existing limited liability company, qualified to do business and in good standing in the State of Oregon

(c)                                  Buyer and Seller, each for itself only, hereby represent and warrant to each other that: each has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby; the execution and delivery of this Agreement by Buyer and Seller, the performance and compliance with all of the terms and conditions hereof to be performed and complied with by Buyer and Seller, and the consummation by Buyer and Seller of the transaction contemplated hereby have been duly authorized by all requisite action on the part of Buyer and Seller; this Agreement and all documents and agreements ancillary hereto and all documents required hereby have been, or when executed and delivered by Buyer and Seller shall have been, duly and validly executed and delivered by Buyer and Seller, and shall constitute the legal, valid and binding obligations of Buyer and Seller, enforceable in accordance with their respective terms.

(d)                                 Buyer and Seller, each for itself only, hereby represent and warrant to each other that the execution, delivery and performance of this Agreement by Buyer and Seller, and the consummation by Buyer and Seller of the transaction contemplated hereby, do not require the consent, waiver, approval, license or authorization of any foreign, federal, state or local public authority or any other person or entity.

(e)                                  Seller hereby represents and warrants that it is not aware of the existence of any Hazardous Materials used or stored in violation of Applicable Law or the release of any Hazardous Materials on or in the Property and that Seller has not received any notice from any governmental authority of the presence of any Hazardous Materials on or in the Property or the release of any Hazardous Materials on or in the Property in violation of any Applicable Law.

For the purposes of this Agreement, the term “Hazardous Materials” means any substance: (i) the presence of which requires investigation, remediation or disclosure under any present or future federal, state or local statute, regulation, ordinance, order, action, policy or common law (collectively, “Applicable Law”); (ii) the presence of which causes or threatens to cause a nuisance or other harm upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; and/or (iii) including, without limitation, waste, pollutants, oil or other hazardous substances, including, without limitation, petroleum or petroleum products, radioactive, flammable or explosive substances, asbestos and/or asbestos-containing materials, polychlorinated biphenyls and all materials and wastes which are or become classified as “hazardous substances,” “hazardous materials” and/or “toxic substances” under any Applicable Law, as the same may be amended from time to time, including, but not limited to, the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. §6901, et. seq.), the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. §9601, et. seq.), the Toxic Substances Control Act (15 U.S.C. §2601, et. seq.), the Clean Water Act (33 U.S.C. §1251, et. seq.), and the Clean Air Act (42 U.S.C. §7401, et. seq.).

(f)                                    Each party warrants to the other that no brokers have been involved in the purchase and sale hereunder other than Buyer’s Broker and Seller’s Broker. Seller and Buyer agree to indemnify, defend and hold harmless from the other from and against any claims for broker’s commission other than the commission due and payable to Buyer’s Broker and Seller’s Broker, whose commission shall be paid by the Seller as provided herein.

(g)                                 The foregoing representations and warranties of Seller and Buyer set forth in this Paragraph 9 shall survive the Closing or any expiration or earlier termination of this Agreement.

Except for the representations and warranties set forth above, Buyer acknowledges and agrees to purchase the Property in its “AS IS - WHERE IS CONDITION WITH ALL FAULTS”. Seller or its agents have made no warranty or representation of any kind, expressed or implied, pertaining to the Property, the condition thereof (environmental or otherwise), the value thereof or any other matter pertaining to the Property.

10.                                 Default and Legal Fees.

(a)                                  Upon the bringing of any action or suit by a party hereto against another party hereto by reason of any alleged default hereunder or to interpret or enforce any terms hereof, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys’ fees and costs, and court costs, whether or not the suit proceeds to final judgment, settlement or otherwise.

(b)                                 IN THE EVENT THE CLOSING DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT BY BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE

THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, BUYER AND SELLER HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS, AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE DEPOSIT (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT). SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT). UPON ANY DEFAULT BY BUYER, THIS AGREEMENT MAY BE TERMINATED BY SELLER, AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR: (i) THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND/OR ESCROW HOLDER; (ii) BUYER’S OBLIGATION TO RETURN THE DOCUMENTS DESCRIBED IN, AND SUBJECT TO THE TERMS OF, PARAGRAPH 5 ABOVE; (iii) THE RIGHT OF SELLER TO ENFORCE ITS REMEDIES UNDER THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN THIS AGREEMENT; AND (iv) THE RIGHT OF SELLER TO COLLECT ANY ATTORNEYS’ FEES AND COSTS, AND COURT COSTS, INCURRED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, IN ENFORCING THIS PARAGRAPH 10(b).

(c)                                  IN THE EVENT THE CLOSING DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT BY SELLER, BUYER AND SELLER AGREE THAT BUYER SHALL BE ENTITLED TO SEEK, AS ITS SOLE AND EXCLUSIVE REMEDY AT ITS ELECTION EITHER: (I) THE REMEDY OF SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS TO CONVEY THE PROPERTY TO BUYER; OR (II) TERMINATE THIS AGREEMENT IN WHICH EVENT THE EARNEST MONEY SHALL BE RETURNED TO BUYER. IN NO EVENT SHALL SELLER BE LIABLE TO BUYER FOR ANY ACTUAL, PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES.

/s/ PT	/s/ C.T.
BUYER’S INITIALS	SELLER’S INITIALS

11.                                 Notices.  All notices or other communications required or permitted hereunder must be in writing to be effective, and shall be personally delivered or sent by registered or certified mail, return receipt requested, or delivered via overnight mail (via Federal Express or similar overnight courier), or delivered via telecopier or electronic mail (e-mail), and shall be deemed received upon the earliest of: (a) the date of delivery, if personally delivered or delivered via overnight mail, (b) three (3) business days after the date of posting by the U.S. or Canadian postal service, if mailed, or (c) the date when sent, if sent by telecopier or e-mail. Any notice or other communication sent by telecopier or e-mail shall be confirmed within one (1) business days by letter mailed or delivered to the receiving party according to the foregoing. All such notices or communications shall be addressed as follows:

To Seller:	deCode Chemistry, Inc.
2501 W. Davey Road
Woodridge, Illinois 60517
Attn: Chris Tauer
Telecopier No. (630) 783-4705
e-mail: ctauer@decode.com

With a copy to:	Brown & Brown P.C.
513 Central Avenue – Fifth Floor
Highland Park, Illinois 60035
Attn: Kenneth H. Brown
Telecopier No. (847) 433-6735
e-mail: khb@brownbrownlaw.com

To Buyer:	Woodridge Holdings LLC
c/o Terrell Group Management
5300 Meadow Road, Suite 400
Lake Oswego, Oregon 97035
Attn: Scott Miller
Telecopier No. 503-459-4204
e-mail: scott@terrellgroup.com

With a copy to:	Josselson & Potter
425 NW 10th Avenue, Suite 306
Portland, Oregon 97209
Attn: Irving Potter
Telecopier No. 503-228-0171
e-mail: irving@jprlaw.com

To Escrow Holder:	Chicago Title Insurance Company
171 N. Clark Street
Chicago, Illinois 60601
Attn:
Telecopier No.

12.                                 Successors and Assigns; and Assignment.

(a)                                  Buyer may assign this Agreement and/or any of Buyer’s rights hereunder to any third-party individual or entity, without Seller’s consent (but upon written notice to Buyer and Escrow Holder. No transfer, whether with or without Seller’s consent, shall operate to release Buyer or alter Buyer’s primary liability to perform the obligations of Buyer under this Agreement or cause the Seller to incur any costs or other economic detriment in connection with the transfer.

(b)                                 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

13.                                 Entire Agreement and Exhibits.  This Agreement, together with all Recitals and Exhibits attached hereto, contains the entire agreement between the parties hereto with respect to the subject matter hereof, and no addition or modification of any term or provision shall be effective unless set forth in writing and executed by both Buyer and Seller.

14.                                 Time of Essence.  Time is of the essence of each and every term, condition, obligation and provision hereof.

15.                                 Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois. Buyer and Seller hereby consent and agree to the jurisdiction of the state or federal courts sitting in the County of Will, State of Illinois, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and further agree that any dispute concerning the relationship between the parties hereto or this Agreement, or otherwise, shall be heard only in the courts described above.

16.                                 FIRPTA Compliance.  Seller is not a foreign corporation or person within the meaning of Section 1445 of the IRC, as amended. Based upon the foregoing, and at or prior to the Closing, Seller shall deliver to Escrow Holder a “FIRPTA Certificate” certifying Seller’s non-foreign status.

17.                                 Interpretation of Agreement.  Terms, captions, headings and titles of this Agreement are solely for convenience of reference and shall not affect its interpretation. This Agreement will be construed without regard to any presumption or other rule requiring construction against the party drafting the document, and shall be construed neither for nor against Seller or Buyer, but will be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties hereto. All terms and words used in this Agreement, regardless of the number or gender in which they are used, will be deemed to include any other number and any other gender as the context may require. This Agreement will have no binding force or effect until its execution and delivery by both Seller and Buyer.

18.                                 Counterpart Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Signature by facsimile shall be binding as if an original.

19.                                 Recordation.  Neither Seller nor Buyer shall record this Agreement or a memorandum or notice of this Agreement in any public office without the express written consent of the other party. A breach by either party of this covenant shall constitute a material default under this Agreement.

20                                    Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the paragraph.

21.                                 Further Assurances.  Buyer and Seller agree to execute all documents and instruments reasonably required to consummate the transaction contemplated by this Agreement.

22.                                 Severability.  If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

23                                    Independent Counsel.  Buyer and Seller each acknowledge that they have been represented by independent counsel in connection with this Agreement, they have executed this Agreement with the advice of counsel and that this Agreement is the result of negotiation between the parties and the advice and assistance of their respective attorneys.

24.                                 No Waiver.  Except as expressly set forth in this Agreement, no covenant, term or condition of this Agreement shall be deemed to have been waived by Seller or Buyer unless the waiver is in writing and executed by the party to be charged.

25.                                 Discharge and Survival.  The delivery of the deed by the Seller and its acceptance by the Buyer shall be deemed to be in full performance and discharge of every covenant and obligation on the part of the Seller to be performed under this Agreement, except the obligations that are designated as surviving the Closing or any termination of this Agreement. No action shall be commenced after the Closing on any covenant or obligation except the obligations designated as surviving Closing or any termination of this Agreement.

26.                                 Effective Date. This Agreement shall become effective upon the date that it is signed by the later of Seller and Buyer, and is referred to as the “Effective Date.”

IN WITNESS WHEREOF, Seller and Buyer executed this Agreement as of the Effective Date.

SELLER:	deCODE CHEMISTRY INC.
an Illinois corporation

	By:	/s/ Chris Tauer
	Name:	Chris Tauer
	Title:	US Controller
Date of Acceptance: February 5, 2007

BUYER:	WOODRIDGE HOLDINGS LLC
An Oregon limited liability company

	By:	/s/ Patrick Terrell
Name: Patrick Terrell
Its: manager
Dated: February 2, 2007

LEGAL DESCRIPTION OF PROPERTY

THE PROPERTY IS LOCATED IN THE COUNTY OF WILL, STATE OF ILLINOIS, AND IS DESCRIBED AS FOLLOWS:

[To Be Attached]

EQUIPMENT AND PROPERTY EXCLUDED FROM SALE

[To Be Attached]

FORM OF PROMISSORY NOTE

[To Be Attached]

SPECIAL WARRANTY DEED

[To Be Attached]

ESTOPPEL CERTIFICATE

TENANT:

DATE OF LEASE:

AMENDED:

PREMISES:

Re: Lease dated                              ,         , between                                            (“Landlord”), and                                               (“Tenant”).

The undersigned Tenant hereby certifies to                                                     , a                                                      (“Buyer”), as follows:

1.                                       The Tenant is the tenant/lessee under the above-referenced lease (“Lease”) covering the above-referenced premises (“Premises”).

2.                                       The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises, and the Lease has not been modified, changed, altered or amended in any respect, except as set forth above.

3.                                       The term of the Lease commenced on                                              ,         , and, including any currently exercised option or renewal term, will expire on                                              ,         . Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated Tenant’s leasehold interest therein. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances have been paid in full by Landlord.

4.                                       As of the date of this Estoppel Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord.

5.                                       Tenant is currently obligated to pay annual rental of $                     in monthly installments of $                                , and monthly installments of annual rental have been paid through                            ,         . No other rent has been paid in advance and Tenant has no claim or defense against Landlord under the Lease or otherwise and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits, except $                           which was paid pursuant to the Lease.

6.                                       Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any other right or interest with respect to the Premises, other than as Tenant under the Lease.

7.                                       Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Premises are a part, except as set forth in the Lease. Tenant has no right to renew or extend the terms of the Lease, except as expressly set forth in the Lease.

8.                                       Tenant has made no agreement with Landlord nor any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession, except as expressly set forth in the Lease.

9.                                       There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States with respect to Tenant.

This Estoppel Certificate is made to Landlord and Buyer in connection with the prospective purchase by Buyer, or Buyer’s assignee, of that certain real property containing the Premises. This Estoppel Certificate may be relied on by Landlord and Buyer, and any other party who acquires an interest in the Premises, in connection with such purchase or any person or entity which may finance such purchase.

Dated:		, 200 .

“TENANT”:

	By:	- DO NOT SIGN --- EXHIBIT ONLY
Name:
Title:

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged,                                                                                                                , a                                                                  (“Assignor”), hereby assigns and transfers to                                                         , a                                                 (“Assignee”), all of Assignor’s right, title and interest in and to all leases and security deposits set forth on Schedule “2” attached hereto and incorporated herein by this reference (collectively, the “Leases”), pertaining to the real property described on Schedule “1” attached hereto and incorporated herein by this reference (the “Property”).

NOW, THEREFORE, Assignor hereby assigns, sells, transfers, sets over and delivers to Assignee all of Assignor’s estate, right, title and interest in and to the Leases, and Assignee hereby accepts the Leases in their current “AS-IS/WHERE-IS” condition “WITH ALL FAULTS” as of the date of this assignment.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Leases accruing or arising on or after the date hereof.

Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any claims (including reasonable attorneys’ fees and costs, and court costs) by any lessee/tenant under the Leases by reason of Assignee’s failure to perform its obligations under the Leases, including Assignee’s obligations with respect to the security deposits assigned to Assignee hereunder.

In the event of the bringing of any action or suit by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees and costs, and court costs.

This assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

This assignment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Illinois.

This assignment may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee executed and delivered this assignment as of this                     day of                                              , 200    .

“ASSIGNOR”:		,
a

By:
Name:
Title:

“ASSIGNEE”:		,

a

By:
Name:
Its:

LEGAL DESCRIPTION OF PROPERTY

[To Be Attached]

LIST OF LEASES AND SECURITY DEPOSITS

[To Be Completed]

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged,                                                                                                                     , a                                                                  (“Assignor”), hereby assigns and transfers to                                                                  , a                                       (“Assignee”), all of Assignor’s right, title and interest in and to all service contracts and agreements set forth on Schedule “2” attached hereto and incorporated herein by this reference (collectively, the “Service Contracts”), pertaining to the real property described on Schedule “1” attached hereto and incorporated herein by this reference (the “Property”).

NOW, THEREFORE, Assignor hereby assigns, sells, transfers, sets over and delivers to Assignee all of Assignor’s estate, right, title and interest in and to the Service Contracts, and Assignee hereby accepts the Service Contracts in their current “AS-IS/WHERE-IS” condition “WITH ALL FAULTS” as of the date of this assignment.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Service Contracts accruing or arising on or after the date hereof.

Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any claims (including reasonable attorneys’ fees and costs, and court costs) under the Service Contracts by reason of Assignee’s failure to perform its obligations under the Service Contracts.

In the event of the bringing of any action or suit by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees and costs, and court costs.

This assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

This assignment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of                                    .

This assignment may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee executed and delivered this assignment as of this                  day of                                     , 200       .

“ASSIGNOR”:		,
a

By:
Name:
Title:

“ASSIGNEE”:		,
a

By:
Name:
Its:

FIRPTA CERTIFICATE

LOCATION OF GROUND LEASE PARCEL